UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

On April 19, 2021, Jack Kopnisky, President and Chief Executive Officer of Sterling, and the executive team circulated the below messages and FAQ to Sterling employees:

Good morning,

I have exciting news to share with you about Sterling’s future. This morning Sterling Bancorp and Webster Financial Corporation announced that both companies’ boards of directors have approved by unanimous vote a definitive agreement under which the two companies will combine in an all-stock merger of equals transaction. Following the closing of the transaction, Webster shareholders will own approximately 50.4% of the combined company, and Sterling shareholders will own approximately 49.6%, on a fully diluted basis.

The combined company will be called Webster Bank. I will serve as Executive Chairman of the combined company after closing. Webster Bank’s President and CEO, John R. Ciulla will serve as President and CEO of the combined company. The combined company’s executive management team will be comprised of executives from both companies, including Luis Massiani, who will serve as Chief Operating Officer, and Glenn I. MacInnes (current Webster CFO) who will serve as Chief Financial Officer.

The combining of our two highly complementary franchises will create a powerhouse player in the Northeast with highly differentiated businesses in commercial banking, the HSA Bank, and in consumer and direct banking. The combined company will have a contiguous footprint spanning the Northeast area from New York City, Northern New Jersey and Eastern Long Island up to Boston with a meaningful presence in key Northeast metropolitan areas including Greater New York, Stamford, New Haven, Hartford, and Boston.

This merger will provide opportunities for our colleagues to be part of a larger, more competitive banking institution that will be well positioned to reach new levels of growth and success. With approximately $63 billion in combined assets, $52 billion in deposits, and $42 billion in loans, our new organization will provide the scale to deliver best-in-class financial performance and drive value for our clients, communities, colleagues and shareholders. Through diversification and scale, we will unlock opportunities in our commercial and consumer banking businesses by growing relationships with existing clients and enhancing operating leverage. These opportunities are particularly strong in our diversified commercial lending verticals. In the HSA Bank, which is a distinctive and successful part of Webster’s history that we will expand, and in consumer and direct banking, we will accelerate our investments into new technologies and capabilities.

Regulatory and shareholder approvals are required for this merger, which we expect to receive later this year. To prepare for bringing these two companies together, integration planning will start immediately and proceed over the next several months. As we have done in previous mergers, we will take a deliberative, thoughtful, and execution-oriented approach to this merger, taking the best practices of each organization through a process that is participative and transparent, with equal representation from both banks.

Town Hall Meetings

I look forward to discussing the benefits of this transaction in more detail during virtual town halls beginning this afternoon. Watch for a meeting invite shortly. You will also find additional information in our press release, which you can find here.

Upcoming Town Halls
Monday, April 19: 3:00 PM ET	Sterling Virtual Town Hall with Jack Kopnisky, Luis Massiani and Beatrice Ordonez (All Sterling colleagues invited)
Tuesday, April 20: 3:00 PM ET	Video Town Hall with Jack Kopnisky and John R. Ciulla (Colleagues from both organizations invited)
Wednesday, April 21: 12:00 PM ET	Town Hall with Luis Massiani and Beatrice Ordonez (All Sterling colleagues invited)
Week of April 19:	Business Unit Leaders to host departmental breakout meetings throughout the week (Separate invitations will be sent)

Over the coming days and weeks, you will receive clear and concise communications about the process and timelines. Transition updates will be sent to you regularly to keep you fully informed.

In the meantime, our top priorities are to convey a sense of optimism and confidence to our clients, and to continue providing the high levels of service they have come to expect from us. While we work through the integration planning process, it is business as usual as we execute and achieve our strategic initiatives for 2021. We encourage each of you to stay focused on serving our clients as you currently do today.

I am excited about continuing the evolution of our high-performance organization. With this merger transaction, we will clearly demonstrate that we are delivering on our promise of above and beyond.

Distribution: All Colleagues

4/19/2021

Manager Cascade – Sterling/Webster Merger

As stated in the Sterling Bulletin today, Sterling Bancorp and Webster Financial Corporation announced that both companies’ boards of directors have approved by unanimous vote a definitive agreement under which the two companies will combine in an all-stock merger of equals transaction.

As a manager, we would appreciate your assistance in helping communicate and guide colleagues through the changes. It will be beneficial if you discuss the merger with your team as soon as possible and address any questions colleagues may have. We will also be hosting Town Hall meetings throughout the week. Invitations will be sent to colleagues under separate cover.

Upcoming Town Halls
Monday, April 19: 3:00 PM ET	Sterling Virtual Town Hall with Jack Kopnisky, Luis Massiani and Beatrice Ordonez (All Sterling colleagues invited)
Tuesday, April 20: 3:00 PM ET	Video Town Hall with Jack Kopnisky and John R. Ciulla (Colleagues from both organizations invited)
Wednesday, April 21: 12:00 PM ET	Town Hall with Luis Massiani and Beatrice Ordonez (All Sterling colleagues invited)
Week of April 19:	Business Unit Leaders to host departmental breakout meetings throughout the week (Separate invitations will be sent)

Key Points of the Merger

Webster and Sterling are uniting to create a powerhouse bank with over $63 billion in assets.

•	Together, we will have $52 billion in deposits, $42 billion in total loans (80% of which are commercial), and 225 banking centers across the footprint.

•	The combined company will be called Webster Bank. Jack Kopnisky, CEO of Sterling will serve as the Executive Chairman. CEO of Webster Bank, John R. Ciulla, will serve as the President and CEO of the combined company after closing. There will be a combined executive management team, and the board of directors will have representation from each company. Luis Massiani, who will serve as Chief Operating Officer, and Glenn I. MacInnes (current Webster CFO) who will serve as Chief Financial Officer.

•	We will move forward with an integration plan while anticipating closing in late 2021 following receipt of required regulatory and shareholder approvals.

As a combined bank, we will drive growth within differentiated lines of business and create opportunity to invest in technology and digital capabilities.

•	This merger will allow us to create capacity for long-term investments. These will be realized with efficiency improvements that will benefit our differentiated business lines and client-facing digital capabilities.

•	The combined companies will offer market-leading performance and continue to deepen relationships with our clients and our communities.

•	The integration brings together the best of each organization’s culture, robust risk management approach and commitment to deliver for our customers, employees, shareholders and communities.

We are two high-performing companies with similar values and an established culture of delivering superior performance and service for our customers and clients, our communities and each other.

Clients

•	The client experience will improve as we expand our products and services and make investments in technology and digital capabilities.

•	We will maintain our high-touch customer service and relationship management approach.

Communities

•	We will continue to support the people, community organizations, and businesses of the New York metro, Long Island, Hudson Valley and New Jersey regions.

Colleagues

•	We will be able to attract and retain top talent and invest in colleague development.

•	Our values-based cultures foster a diverse, equitable and inclusive workplace, and we share the belief that our colleagues are our most valuable asset.

We are committed to providing regular updates on the transaction and integration throughout the process. In the meantime, the most important thing to remember is that it will remain business as usual and encourage each of you to stay focused on serving our customers (internal and external) as you do today. Merger related information and FAQs will be posted on Sterling Central regularly.

Thank you for your cooperation and leadership.

STERLING/ Webster MERGER

Frequently Asked Questions	April 19, 2021

Today Sterling Bancorp and Webster Financial Corporation announced that both companies’ boards of directors have approved by unanimous vote a definitive agreement under which the two companies will combine in an all-stock merger of equals transaction.

The combining of our two highly complementary franchises will create a powerhouse player in the Northeast with highly differentiated businesses in commercial banking, the HSA Bank, and in consumer and direct banking. This merger will provide opportunities for our colleagues to be part of a larger, more competitive banking institution that will be well positioned to reach new levels of growth and success.

Naturally, you may have many questions arising from this news. We have compiled commonly asked questions and provided answers below. You will continue to receive timely updates throughout the merger process, with this being the first.

Please use this internal-only reference tool when communicating with your teams, clients and other stakeholders.

Q1: Why are we merging with Webster Bank?

A1: With approximately $63 billion in combined assets, $52 billion in deposits, and $42 billion in loans, our new organization will provide the scale to deliver best-in-class financial performance and drive value for our clients, communities, colleagues and shareholders. Through diversification and scale, we will unlock opportunities in our commercial and consumer banking businesses by growing relationships with existing clients and enhancing operating leverage. These opportunities are particularly strong in our diversified commercial lending verticals. In the HSA Bank, which is a distinctive and successful part of Webster’s history that we will expand, and in consumer and direct banking, we will accelerate our investments into new technologies and capabilities.

Q2: What is the process involved with this bank merger?

A2: Following today’s announcement, the management teams of Webster and Sterling will form a cross-functional team to develop our integration plan. This planning will be thoughtful with representation from both banks. More information will be available in the days and weeks ahead.

As you can imagine, there are a tremendous number of decisions that need to be made about the future of the combined bank - decisions that must be thoroughly considered and evaluated. We will launch an integration process that is both participative and transparent to address all decisions with equal representation from both banks.

1

Q3: Who will lead the bank once the merger is complete?

A3. The combined company will operate under the Webster name. Jack Kopnisky will serve as Executive Chairman of the combined company after closing. Webster Bank’s President and CEO, John R. Ciulla will serve as President and CEO of the combined company. The combined company’s executive management team will be comprised of executives from both companies, including Luis Massiani, who will serve as Chief Operating Officer, and Glenn I. MacInnes (current Webster CFO) who will serve as Chief Financial Officer.

Q4: When is the merger expected to be completed?

A4: We anticipate closing the transaction in late 2021 following receipt of required regulatory and shareholder approvals.

Q5: Can you tell us more about Webster Bank?

A5: Webster Bank is a leading regional bank with $32.6 billion in assets.

1.	Webster provides business and consumer banking, mortgage, financial planning, trust and investment services. HSA Bank, a division of Webster, provides health savings account trustee and administrative services.

2.	Webster operates in Connecticut, Massachusetts, New York and Rhode Island, with 148 banking centers, 280 ATMs, and mobile and online banking.

3.	Webster remains committed to fostering a diverse, equitable and inclusive workplace, and supporting the communities where we live and work.

4.	Please visit www.Websterbank.com for more information.

Q6: Do you expect our cultures to be compatible?

A6: Both Sterling and Webster are well-known for market-leading performance, providing superior customer service and having deep relationships with our clients and our communities. The two companies have complementary values-based cultures, and share a strong commitment to fostering a diverse, equitable and inclusive workplace.

Q7: How will this merger affect me?

A7: At this time, it is business as usual. Until the merger is completed, both Sterling and Webster will remain independent companies. More information will be coming over the next weeks and months as we begin the integration. Our merger will provide opportunities for our colleagues to be part of a more competitive banking institution that will be well positioned to reach new levels of growth and success. Your enthusiastic commitment will be essential to ensure our ongoing success, both as individuals and as an organization.

We encourage everyone to stay focused on supporting each other and serving clients as you do today. And remember that your attitude toward the merger will have a fundamental impact upon the attitudes and perceptions of our clients. You owe it to our clients and yourself to stay well informed, upbeat and optimistic about the possibilities ahead.

2

Q8: What will be the impact to our clients?

A8: We believe that the combined company will create scale, strength and longer-term value for all our clients, colleagues, shareholders and communities. With a larger footprint and customer base, we expect to gain greater efficiencies and increase investments in key businesses, products and technologies, enabling us to increase growth for our core lending businesses.

This merger announcement has no immediate impact on day-to-day operations, and we will conduct business as usual. Clients will continue to receive the high-quality service they have come to expect from Sterling and Webster. All deposit accounts and loans will remain the same.

Q9: At this time, how we will communication the announcement with our clients?

A9. On April 19, 2021, we will email our clients regarding the announcement and we will post FAQs on our website. Sterling clients will also receive a letter in the coming weeks informing them of the merger agreement. Additionally, Relationship Managers will be provided talking points to reach out to top clients.

Of course, you will continue to communicate with your clients as you always have. We will continue to send communication to clients at key milestone points in the process and you will be informed of these communications in advance.

Q10: Where can I get more information?

A10: A series of Town Hall meetings hosted by Sterling’s CEO, Jack Kopnisky, and subsequent meetings with Business Unit Leaders will take place this week. The exact times and locations of the meetings will be announced shortly. There will also be a combined video call on Tuesday, April 20 at 3:00 PM ET co-hosted by Sterling’s CEO, Jack Kopnisky, and Webster’s Chairman, President and CEO, John R. Ciulla. Invites to the meetings will be sent under separate cover.

Q11: How do I ask questions that are not covered in the merger communications?

A11: We encourage you to ask questions during Town Hall and department meetings or you can email CorpComms@snb.com. Questions will be routed to the appropriate team for a response and shared through FAQs on Sterling Central.

In future communications we will provide key contacts for questions about the process of the merger.

We hope that you have found this information helpful. However, this communication is only a general summary and does not create a contract or other commitment with respect to your continued employment or compensation and benefits. If there is any conflict between this information and the plan documents or other agreements relating to any benefit referred to herein, the terms of the plan documents or other agreements will govern. Also, as always, Sterling National Bank and Webster reserve the right to interpret, modify or terminate their plans and policies at any time.

3

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Webster and Sterling, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Webster and Sterling; the outcome of any legal proceedings that may be instituted against Webster or Sterling; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain stockholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Webster and Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Webster and Sterling successfully; the dilution caused by Webster’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Webster and Sterling. Additional factors that could cause results to differ materially from those described above can be found in Webster’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (the “SEC”) and available on Webster’s investor relations website, https://webster.gcs-web.com/, under the heading “Financials” and in other documents Webster files with the SEC, and in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on Sterling’s investor relations website, https://sterlingbank.gcs-web.com/investor-relations, under the heading “Financials” and in other documents Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Webster nor Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction, Webster will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Webster and Sterling and a Prospectus of Webster, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving Webster and Sterling will be submitted to Sterling’s stockholders and Webster’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND STOCKHOLDERS OF WEBSTER AND STOCKHOLDERS OF STERLING ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Webster and Sterling, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Kristen Manginelli, Director of Investor Relations, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702, (203) 578-2202 or to Emlen Harmon, Managing Director, Investor Relations, Sterling Bancorp, Two Blue Hill Plaza, Second Floor, Pearl River, New York 10965, (845) 369-8040.

PARTICIPANTS IN THE SOLICITATION

Webster, Sterling, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Webster and Sterling in connection with the proposed transaction under the rules of the SEC. Information regarding Webster’s directors and executive officers is available in its definitive proxy statement relating to its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2021, and other documents filed by Webster with the SEC. Information regarding Sterling’s directors and executive officers is available in its definitive proxy statement relating to its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2021, and other documents filed by Sterling with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

-2-